CHASE BANK, TRUSTEE                           DETERMINATION DATE:    02-JAN-03
MANUFACTURED  HOUSING CONTRACTS               REMITTANCE DATE:       07-JAN-03
SENIOR/SUBORDINATED PASS-THROUGH
CERTIFICATES SERIES 2002-1                    FOR THE PERIOD ENDED:  25-DEC-02
                                              LOCK-OUT DATE:         MAY-07

INFORMATION FOR CLAUSES (A) THROUGH (S), SECTION 7.01 -
                                                                 CLASS I A-1       CLASS I A-2       CLASS I A-3     CLASS 1 A-4
(A) CLASS I A AND CLASS I B DISTRIBUTION AMOUNTS                10,879,091.37        533,162.78        571,667.25      536,582.85

(B) FORMULA PRINCIPAL DISTRIBUTION AMOUNT
    (A) SCHEDULED PRINCIPAL DUE                                  1,461,008.38
    (B) PARTIAL PREPAYMENTS RECEIVED                               747,926.15
    (C) PRINCIPAL PAYMENTS IN FULL (SCHEDULED BALANCE)           5,941,569.76
    (D) LIQUIDATED CONTRACT SCHEDULED BALANCE                            0.00
    (E) SECTION 3.05 PURCHASE SCHEDULED BALANCE                          0.00
    (F) PREVIOUSLY UNDISTRIBUTED SHORTFALLS IN (A) THROUGH (E)           0.00
    (G) ACCELERATED PRINCIPAL PAYMENT                            2,124,525.62
                                                                 ------------      ------------      ------------      ------------
 TOTAL PRINCIPAL DISTRIBUTION                                   10,275,029.91              0.00              0.00             0.00

(C) INTEREST DISTRIBUTION                                          604,061.46        533,162.78        571,667.25        536,582.85
    UNPAID INTEREST SHORTFALL                                            0.00              0.00              0.00              0.00
                                                                 ------------      ------------      ------------      ------------
TOTAL INTEREST DISTRIBUTION                                        604,061.46        533,162.78        571,667.25        536,582.85

(D) BEGINNING CLASS I A AND CLASS I B PRINCIPAL BALANCE        220,998,096.23    134,129,000.00    120,351,000.00     98,006,000.00
    LESS: PRINCIPAL DISTRIBUTION                                10,275,029.91              0.00              0.00              0.00
                                                                -------------     -------------     -------------     -------------
    REMAINING CLASS A AND CLASS B PRINCIPAL BALANCE            210,723,066.32    134,129,000.00    120,351,000.00     98,006,000.00

(E) FEES DUE SERVICER
    MONTHLY SERVICING FEE                                          786,640.97     (H)                   Pool Factor
    SECTION 8.06 REIMBURSEMENT AMOUNT                                    0.00     CLASS I A-1           0.75389092
    SECTION 6.02 REIMBURSEMENT AMOUNT                               52,627.39     CLASS I A-2           1.00000000
    REIMBURSEABLE FEES                                                   0.00     CLASS I A-3           1.00000000
                                                                  ------------    CLASS I A-4           1.00000000
 TOTAL FEES DUE SERVICER                                           839,268.36     CLASS I A-5           1.00000000
                                                                                  CLASS I M-1           1.00000000
                                                                                  CLASS I B-1           1.00000000
                                                                                  CLASS I B-2           1.00000000

INFORMATION FOR CLAUSES (A) THROUGH (S), SECTION 7.01 -
                                                                  CLASS I A-5       CLASS I M-1     CLASS 1 B-1      CLASS 1 B-2
(A) CLASS I A AND CLASS I B DISTRIBUTION AMOUNTS                   189,866.67        195,466.67      194,666.67        225,866.67

(B) FORMULA PRINCIPAL DISTRIBUTION AMOUNT
    (A) SCHEDULED PRINCIPAL DUE
    (B) PARTIAL PREPAYMENTS RECEIVED
    (C) PRINCIPAL PAYMENTS IN FULL (SCHEDULED BALANCE)
    (D) LIQUIDATED CONTRACT SCHEDULED BALANCE
    (E) SECTION 3.05 PURCHASE SCHEDULED BALANCE
    (F)  PREVIOUSLY UNDISTRIBUTED SHORTFALLS IN (A) THROUGH (E)
                                                                 ------------      ------------      ------------      ------------
 TOTAL PRINCIPAL DISTRIBUTION                                            0.00              0.00              0.00              0.00

(C) INTEREST DISTRIBUTION                                          189,866.67        195,466.67        194,666.67        225,866.67
    UNPAID INTEREST SHORTFALL                                            0.00              0.00              0.00              0.00
                                                                 ------------      ------------      ------------      ------------
TOTAL INTEREST DISTRIBUTION                                        189,866.67        195,466.67        194,667.67        225,866.67

(D) BEGINNING CLASS I A AND CLASS I B PRINCIPAL BALANCE         32,000,000.00     32,000,000.00     32,000,000.00     32,000,000.00
    LESS: PRINCIPAL DISTRIBUTION                                         0.00              0.00              0.00              0.00
                                                                -------------     -------------     -------------      ------------
    REMAINING CLASS A AND CLASS B PRINCIPAL BALANCE             32,000,000.00     32,000,000.00     32,000,000.00     32,000,000.00

(E) FEES DUE SERVICER
    MONTHLY SERVICING FEE                                       Original Balance           Rate
    SECTION 8.06 REIMBURSEMENT AMOUNT                           279,514,000.00           3.2800%
    SECTION 6.02 REIMBURSEMENT AMOUNT                           134,129,000.00           4.7700%
    REIMBURSEABLE FEES                                          120,351,000.00           5.7000%
                                                                 98,006,000.00           6.5700%
 TOTAL FEES DUE SERVICER                                         32,000,000.00           7.1200%
                                                                 32,000,000.00           7.3300%
                                                                 32,000,000.00           7.3000%
                                                                 32,000,000.00           8.4700%

CHASE BANK, TRUSTEE                           DETERMINATION DATE:    02-JAN-03
MANUFACTURED  HOUSING CONTRACTS               REMITTANCE DATE:       07-JAN-03
SENIOR/SUBORDINATED PASS-THROUGH
CERTIFICATES SERIES 2002 1                    FOR THE PERIOD ENDED:  25-DEC-02



                                                    NO. OF    UNPAID PRINCIPAL   DELINQUENCY AS OF        NO. OF   UNPAID PRINCIPAL
(F) DELINQUENCY AS OF THE DUE PERIOD              CONTRACTS       BALANCE        CALENDAR MONTH END     CONTRACTS       BALANCE
    31-59 Days Delinquent                               771     22,187,146       31-59 Days Delinquent      438       18,379,959
    60-89 Days Delinquent                               232      9,463,974       60-89 Days Delinquent      197        7,865,124
    90+ Days Delinquent                                 459     12,188,830       90+ Days Delinquent        442       11,387,484

    3-Month Avg Thirty-Day Delinquency Ratio          10.60%                     3-Month Avg Thirty-Day Delinquency Ratio   4.73%
    3-Month Avg Sixty-Day Delinquency Ratio            2.96%                     3-Month Avg Sixty-Day Delinquency Ratio    2.49%

(G) Section 3.05 Repurchases                                          0.00

(I) Class R Distribution Amount                                       0.00           Acquisition Loss Amount
    Repossession Profits                                              0.00
                                                                                  Current Month Acquisition Loss Amount   418,473
(J) Principal Balance of Contracts in Repossession           11,707,782.88        Cumulative Acquisition Loss Amount    1,351,581

(K) Aggregate Net Liquidation Losses                                  0.00        Current Realized Loss Ratio       0.54%
                                                                                  Cumulative Realized Loss Ratio    0.18%
(L) (x) Class B-2 Formula Distribution Amount                   225,866.67
    (y) Remaining Amount Available                              225,866.67
                                                                ----------
    Amount Of (x) Over (y)                                            0.00

(M) Class B-2 Liquidation Loss Amount                                 0.00

(N) Guarantee Payment                                                 0.00

(O) Unadvanced Shortfalls                                             0.00

                                                        No.         $
(P) Units Repossessed                                   45    1,967,502.40

(Q) Principal Prepayments Paid                                6,689,495.91

(R) Scheduled Principal Payments                              1,461,008.38

(S) Weighted Average Interest Rate                                   9.93%



                      Computation Of Available Distribution Amount
(i)  Certificate Account Balance At Monthly Cutoff-Vanderbilt                8,900,013.66
     Certificate Account Balance At Monthly Cutoff-Subservicer-21st          5,702,509.59

(ii) Monthly Advance Made                                                            0.00
(iii)Section 5.05 Certificate Fund Income-Vanderbilt                             4,759.58
(iii)Section 5.05 Certificate Fund Income-Subservicer-21st                       3,322.59

(V) Principal Due Holders                                                            0.00
Less:
(i) Scheduled Payments Of Principal And Interest
    Due Subsequent To The Due Period-Vanderbilt                                397,500.11
(i) Scheduled Payments Of Principal And Interest
    Due Subsequent To The Due Period-Subservicer-21st                           47,466.02


(ii) Due To The Servicer Pursuant To Section 6.02:
   (i)   Section 3.05 Purchases (Due Seller)                                         0.00
   (ii)  Reimbursement For Taxes From Liquidation Proceeds                           0.00
   (iii) Monthly Servicing Fee                                                 786,640.97
   (iv)  Reimbursable Liquidation Expenses                                      52,627.39
   (v)   Section 6.04 (C) Reimbursement                                              0.00
   (vi)  Section 8.06 Reimbursement                                                  0.00
   (vii) Amounts Not Required To Be Deposited-Subservicer-21st                       0.00

Total Due Servicer                                                             839,268.36

Available Distribution Amount-Vanderbilt                                     7,668,004.77
Available Distribution Amount-Subservicer-21st                               5,658,366.16

To Class A And B                                                            13,326,370.93

Monthly Excess Cashflow                                                              0.00

Weighted Average Remaining Term (Months)                                           255.00

  Scheduled Balance Computation

  Prior Month Balance                                                      755,175,329.50


  Current Balance                                     747,474,824.53
     Adv Principal                                        147,770.00
     Del Principal                                        597,769.32
  Pool Scheduled Balance                                                   747,024,825.21


  Principal Payments In Full                            5,941,569.76
  Partial Prepayments                                     747,926.15

  Scheduled Principal                                   1,461,008.38

  Collateral Balance                                                       747,474,824.53

  Overcollateralization Amount                                              55,815,758.89
  Targeted Overcollateralization Amount                                     64,000,000.00
